MARINE MIDLAND HOME EQUITY LOAN TRUST 1991-A
                       MONTHLY SERVICER'S CERTIFICATE
                --------------------------------------------




          The undersigned, a duly authorized representative of Marine Midland Bank, as Servicer ("Marine Midland") pursuant to a Pooling and Servicing Agreement, dated as of June 27, 1991 (the "Agreement"), between Marine Midland Bank, as Transferor and Servicer, and Manufacturers and Traders Trust Company, as Tr does hereby certify as follows:

           1. Capitalized terms used in the Monthly
              Reports attached to this Certificate have their respective meanings as set forth in the Agreement.

           2. Marine Midland Bank is, as of the date hereof, the Servicer under the Agreement.

           3. The undersigned is a Servicing Officer.

           4. This Certificate relates to the Distribution
              Date occurring on August 15, 1995. This distribution is for the July, 1995 Collection Period.

           5. No Early Amortization Event or Event of Servicing
              Termination has occurred since the prior
              Determination Date.

          IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 15th day of August, 19



                                       MARINE MIDLAND BANK
                                         as Servicer,


                                       By:  John P. DeLuca Jr.
                                          --------------------------

                                            John P. DeLuca Jr.
                                            Servicing Officer






                                                          Page 1 of 5
             MARINE MIDLAND HOME EQUITY LOAN TRUST 1991-A
                      MONTHLY SERVICING REPORT
             --------------------------------------------


Collection Period:                              # of
                                               Accounts       Dollars
                                              ----------  ---------------
Principal Balances Remaining:
------------------------------
 - Investor Certificate Principal Balance                  $21,541,515.72
 - Transferor Principal Balance                            275,827,715.65
                                                          ---------------
   Total                                         10,769   $297,369,231.37
                                              ==========  ===============

Aggregate Amount of Additional Balances
Created During Prior Collection Period:                              0.00


Pool Factor                                                     0.0538538

                                              Allocation
Collections:                                  Percentage       Amount
------------------------------                ----------  ----------------
 Principal
 ---------
  - Investor Principal Collections             74.50574%    $7,086,450.16
  - Transferor Principal Collections           25.49426%     2,422,310.11
                                              ----------    --------------
  Total Principal Collections                 100.00000%    $9,508,760.27

 Interest
 --------
  - Investor Interest Collections               9.45185%      $248,417.97
  - Transferor Interest Collections            90.54815%     2,379,828.87
                                              ----------   --------------
  Total Interest Collections                  100.00000%    $2,628,246.84

    Total Collections                                      $12,137,007.11
                                                           ==============

Required Amount:                                                    $0.00


                           MARINE MIDLAND BANK                    Page 2 of 5
               MARINE MIDLAND HOME EQUITY LOAN TRUST 1991-A
                         MONTHLY SERVICING REPORT
               --------------------------------------------


  Collection Period:

                                                     Allocation
  Liquidation Loss Amounts                           Percentage      Amount
  ------------------------------                     ----------   -----------
  Aggregate Investor Liquidation Loss Amount           9.45185%        $272.80
  Transferor Amount                                   90.54815%       2,613.42
                                                     ----------    -----------
  Aggregate Liquidation Loss Amount                  100.00000%      $2,886.22
                                                     ==========    ===========

    - Investor Certificate Principal Balance                             $0.00
      Loss Deduction Amounts Not Previously
      Reimbursed

    - Investor Principal Loss Interest Amount                            $0.00

    - Accrued and Unpaid Investor Certificate
      Principal Loss Interest Amount                                     $0.00

    - Investor Portion of Net Liquidation Proceeds                       $0.00

    - Aggregate Unreimbursed Investor Certificate
      Principal Balance Loss Deduction Amount                            $0.00

                                                                      Loan
                                                         Number      Balance
                                                        -------  -------------
  Mortgage Loans in Foreclosure                             66   $4,325,445.00
  Book Value of Property Acquired                            2      $81,375.00
  through Foreclosure


                                                        # of     Outstanding
  Delinquencies:                                       Accounts   Dollars
  ----------------                                     --------- -------------
  30-59 Days                                               125   $5,391,389.74
  60-89 Days                                                42    1,723,628.32
  Over 90 Days                                              55    3,344,259.25
                                                        ------  --------------
    Total Contracts Delinquent                             222  $10,459,277.31
                                                        ======  ==============

  Delinquencies ($'s) as a Percent of Outstandings                        3.47%
  Cumulative Net Charge offs as a % of Beginning Balance                  0.35%







                                                            Page 3 of 5


             MARINE MIDLAND HOME EQUITY LOAN TRUST 1991-A
                       MONTHLY SERVICING REPORT
            ---------------------------------------------


Collection Period:

Investor Certificate Rate:              6.42%

Investor Monthly Servicing Fee                               $11,530.82

                                                               Amount
Distributions to                                             Per $1,000
 Investor Certificateholders                     Amount      Certificate
----------------------------                   -----------   -----------
Investor Principal Collections                $7,086,450.16   $17.71613
Aggregate Investor Liquidation Loss Amount           272.80     0.00068
Investor Certificate Interest                    148,055.71     0.37014
                                             --------------   ---------
  Total Investor Certificate                  $7,234,778.66   $18.08695
    Distribution Amount                      ==============   =========


- Current Period Unpaid Investor                      $0.00
   Certificate Interest Shortfall

- Distribution of Unpaid Investor                     $0.00
   Certificate Interest Shortfall

- Remaining Unpaid Investor                           $0.00
   Certificate Interest Shortfall

- Retransfer Deposit Amount to Be Distributed         $0.00
   to Investor Certificateholders

- Accrued and Unpaid Investor Monthly Servicing
  Fees for Previous Collection Periods                $0.00

Distribution to Cash Collateral Depositor
 for application in accordance with
 the Cash Collateral Loan Agreement                          $88,558.65





                                                                Page 4 0f 5


             MARINE MIDLAND HOME EQUITY LOAN TRUST 1991-A
                       MONTHLY SERVICING REPORT
             --------------------------------------------


Collection Period:




Cash Collateral Account
-----------------------
Beginning Balance                                $38,000,000.00

Plus: Deposit to Cash Collateral Account                   0.00

Less: Withdrawals                                 17,000,000.00
                                                 --------------
   Available Cash Collateral Amount              $21,000,000.00
   for Next Distribution Date:                   ==============


Available Cash Collateral Amount
as a Percent of Investor Certificate
Principal Balance                                        100.00%






                                                    Page 5 of 5


             MARINE MIDLAND HOME EQUITY LOAN TRUST 1991-A
                       MONTHLY SERVICING REPORT
             --------------------------------------------



          Marine Midland Home Equity Loan Trust 1991-A
                    Investor Certificate Rate



        The following rate has been determined in accordance with the Marine Midland Home Equity Loan Trust 1991-A Pooling and Servicing Agreement.

        The Interest Period for the next Distribution Date begins
        August 15, 1995 and ends September 14, 1995 (31 Days).


         Money Market Yield:
         -------------------
          CP Rate X 360/(360 - (CP Rate X # of Days in
                                 Interest Period))

          CP Rate                                            5.86%
          # of Days in Interest Period                         31
          Money Market Yield                                 5.89%

         Spread
         -------------------
          58 Basis Points                                    0.58%
                                                           -------
        Investor Certificate Rate for
        September 15, 1995 Distribution:                     6.47%
                                                           =======



                        Prepared by:


                                      John P. DeLuca, Jr.
                                      ---------------------
                                      John P. DeLuca, Jr.
                                      Servicing Officer